UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2024

Quantum Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-13449	94-2665054
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

224 Airport Parkway, Suite 550
San Jose, CA	95110
(Address of principal executive offices)	(Zip Code)

(408) 944-4000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	QMCO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Amendment to Term Loan Credit Agreement

On March 22, 2024, Quantum Corporation (the “Company”) entered into an amendment (the “Term Loan Amendment”) to the Term Loan Credit and Security Agreement, dated as of August 5, 2021 (as the same has been and amended, modified, supplemented, renewed, restated or replaced prior to the date of the Term Loan Amendment, the “Term Loan Credit Agreement”), among the Company, Quantum LTO Holdings, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (“Quantum LTO”), the other borrowers and guarantors from time to time party thereto, the lenders from time to time party thereto, and Blue Torch Finance LLC, as disbursing agent and collateral agent for such lenders.

The Term Loan Amendment, among other things, amends the Term Loan Credit Agreement to (i) permit the sale of certain assets by the Company and (ii) require that certain proceeds from the sale of such assets be applied to partially prepay the outstanding term loans under the Term Loan Credit Agreement.

The foregoing description of the Term Loan Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Term Loan Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendment to Amended and Restated Revolving Credit Agreement

On March 22, 2024, the Company entered into an amendment (the “Revolver Amendment”) to the Amended and Restated Revolving Credit and Security Agreement, dated as of December 27, 2018 (as the same has been amended, modified, supplemented, renewed, restated or replaced prior to the date of the Revolver Amendment, the “Revolving Credit Agreement”), among the Company, Quantum LTO, the other borrowers and guarantors from time to time party thereto, the lenders from time to time party thereto, and PNC Bank, National Association, as administrative agent and collateral agent for such lenders.

The Revolver Amendment, among other things, amends the Revolving Credit Agreement to permit the sale of certain assets by the Company.

The foregoing description of the Revolver Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Revolver Amendment, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 19, 2024, Quantum Corporation (the “Company”) received a letter (the “Letter”) from the listing qualifications staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) that the Company’s common stock would be delisted, based upon the Company’s non-compliance with the $1.00 bid price requirement for continued listing on the Nasdaq Global Market, as set forth in Nasdaq Listing Rules 5450(a)(1) (the “Bid Rule”). The Letter stated that the Company’s common stock would be scheduled for delisting at the opening of business on March 28, 2024, unless the Company timely requests a hearing before the Nasdaq Hearings Panel (the “Panel”). The Company timely requested a hearing on March 21, 2024 in response to the Letter. The hearing and stay request with respect to the Bid Rule and the Delinquency Rule described below is expected to stay any further action by the Staff, and the Company’s common stock is expected to remain listed and eligible for trading on the Nasdaq Global Market pending the outcome of the hearing.

As previously disclosed, on September 20, 2023, the Company was initially notified by the Staff that, based upon the Company’s non-compliance with the minimum closing bid price requirement over the prior 30 consecutive business days and, in accordance with the Nasdaq Listing Rules, the Company had been granted a 180-day period to regain compliance with the Bid Rule, which expired on March 18, 2024.

The Company was also notified on November 14, 2023 and February 13, 2024 that the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Delinquency Rule”) as a result of its failure to timely file its Quarterly Reports on Form 10-Q for the fiscal quarters ending September 30, 2023 and December 31, 2023. The Staff initially provided the Company until May 7, 2024 to regain compliance with the Delinquency Rule. The Letter stated that these deficiencies serve as an additional and separate basis for delisting and that the Company should address these concerns before the Panel if it appeals the Staff’s determination, which the Company plans to do so.

The Company intends to present to the Panel its plan to comply with all applicable requirements for continued listing on Nasdaq and request an extension to do so. Although the Company is diligently working to comply with all of the applicable Nasdaq listing criteria, there can be no assurance that the Panel will grant the Company’s request for an extension or that the Company will be able to show compliance with the continued listing criteria within the period of time that the Panel may grant.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Sixth Amendment to Term Loan Credit and Security Agreement, dated March 22, 2024, by and among the Company, Quantum LTO Holdings, LLC, the lenders party thereto, and Blue Torch Finance LLC, as disbursing agent and collateral agent.

10.2	Twelfth Amendment to Amended and Restated Revolving Credit and Security Agreement, dated March 22, 2024, by and among the Company, Quantum LTO Holdings, LLC, the lenders party thereto, and PNC Bank, National Association, as agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 25, 2024	QUANTUM CORPORATION

	By:	/s/ Brian E. Cabrera
	Name:	Brian E. Cabrera
	Title:	Senior Vice President, Chief Administrative Officer, and Corporate Secretary